Exhibit 10(iii)(A)(viii)



                         INCOME CONTINUATION POLICY FOR

                          SELECT SENIOR EXECUTIVES OF

                              MELVILLE CORPORATION


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                                   as amended

                                  May 12, 1988



















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                               TABLE OF CONTENTS
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         ARTICLE 1.    Purpose..................................    1


         ARTICLE 2.    Definitions .............................    1


         ARTICLE 3.    Membership ..............................    4


         ARTICLE 4.    Amount and Payment of Benefits ..........    4


         ARTICLE 5.    Administration ..........................   11


         ARTICLE 6.    General Provisions ......................   12


         ARTICLE 7.    Amendment or Termination ................   14















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ARTICLE 1.   Purpose

     The purpose of this Policy is to maximize the effort and contribution that can be made by selected executive personnel of the Corporation by relieving their concerns about employment security and income continuation in the event of a significant change in the ownership or control of the Corporation.

ARTICLE 2.   Definitions

     2.0l.   "Benefit Event" shall have the meaning provided in Section 4.02(a).

     2.02 "Board of Directors" shall mean the Board of Directors of Melville Corporation.

     2.03.   "Cause" shall have the meaning provided in Section 4.02(d).

     2.04. "Committee" shall mean, prior to the occurrence of a Benefit Event, the committee appointed by the Board of Directors from those of its members who are not employees of the Corporation to administer the policy in accordance with
Article 5. After the occurrence of a Benefit Event, the Investment Committee as constituted from time to time under the Trust Agreement shall be deemed to be the Committee.

     2.05. "Compensation" shall mean the Member's annual base pay rate plus full normal annual incentive compensation award as in effect immediately

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prior to a Termination of Employment, but in each case not less than the annual base pay rate and annual incentive compensation award as in effect immediately prior to the occurrence of the Benefit Event.

     2.06. "Corporation" shall mean Melville Corporation and, with respect to any Executive Employee employed by any subsidiary or other entity 50% or more of the voting power or beneficial interest of which is owned directly or indirectly by Melville Corporation, such subsidiary or other entity. References in the Policy to Melville Corporation shall be deemed to include successors to Melville Corporation.

     2.07.   "Effective Date" shall mean January 1, 1987.

     2.08. "ERISA" shall mean the Employee Retirement Income Security Act of l974, as amended.

     2.09. "Executive Employee" shall mean the Chairman, Vice Chairman, President, or any corporate Vice President or more senior officer of Melville Corporation and any Divisional President of the Corporation (including Presidents of Divisions which are in corporate form).

     2.10.   "Good Reason" shall have the meaning provided by Section 4.02(c).

     2.11. "Member" shall mean any person included in the membership of the Policy as provided in Article 3.

     2.12. "Policy" shall mean the Income Continuation Policy for Select Senior Executives of Melville Corporation, as

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described herein or as hereafter amended.

     2.13. "Senior Executive Employee" shall mean the Chairman, Vice Chairman, President and Executive Vice Presidents of Melville Corporation.

     2.14 "Termination of Employment" shall mean (i) termination by the Corporation of a Member's employment with the Corporation for any reason other than Cause and (ii) any voluntary termination by the Member of a Member's employment with the Corporation for Good Reason, which in each case occurs coincident with or within the twenty-four (24) month period immediately following the occurrence of a Benefit Event.

     2.15 "Trust Agreement" shall mean the trust agreement to be established in connection with the Policy pursuant to a resolution of the Board of Directors
on May   , 1988.
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ARTICLE 3.   Membership

     3.01 Every Executive Employee in the employ of the Corporation on the Effective Date shall become a Member of the Policy on the Effective Date.

     3.02 Any other employee of the Corporation who becomes an Executive Employee shall become a Member of the Policy on the date he shall become an Executive Employee.


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ARTICLE 4.    Amount and Payment of Benefits

     4.01 (a) Upon the occurrence of a Benefit Event each Member shall (i) be fully vested in all shares previously awarded to the Member under the Melville Corporation 1980 Restricted Stock Plan without regard to any restrictions previously imposed under the terms of such plan, and (ii) become entitled to exercise any stock options on the Corporation Common Stock not then exercisable. In addition, each stock option then held by such Member shall remain exercisable during the period ending at the earlier of (A) six (6) months after such Member ceases to be employed by the Corporation, if permitted under the terms of the plan under which such option as granted, or (B) the expiration of the option period specified in such stock option.

     (b) Upon the Termination of Employment of a Member, such Member shall be
(i) in the case of a Senior Executive Employee, entitled to receive from the Corporation a single sum payment equal to three (3) times his Compensation, (ii) in the case of a Member who is not a Senior Executive Employee, entitled to receive from the Corporation a single sum payment equal to two (2) times his Compensation, and (ii) entitled to remain a full participant in all employee welfare benefit plans, as defined in section 3(1) of ERISA, maintained by the Corporation and in which such Member was a participant at the time of such Termination of Employment for a period of twenty- 333333four (24) months after such Termination of Employment (or if such

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participation is not possible under the terms of any such plan, such Member shall be provided by the Corporation with benefits which are comparable to the coverage provided by such plan),

     (c) Payment of the amount due under (b)(i) or (b)(ii) above shall be made as a single sum within fifteen (15) days after a Member's Termination of Employment. No reduction in any amount due, or benefit provided, under this Policy shall be affected by reason of any employment of the Member after his Termination of Employment.

     4.02    For purposes of this Policy:

     (a) Subject to clause (b) of this Section 4.02, a "Benefit Event" shall occur if:

     (1) any "person" or "group of persons" as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") purchases or otherwise becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 25% or more of the combined voting power of Melville Corporation (including, without limitation, securities which may be acquired upon the exercise of any option or options owned by such person or group of persons to purchase any such voting securities, or conversion of securities convertible into such voting securities, whether or not such option or options or convertible securities were outstanding on January 1, 1987 and whether or not such options are exercisable or such securities are convertible

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     at the time of the Benefit Event); or

     (2) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless (A) there are four or more directors then still in office who were directors at the beginning of the period and (B) the election, or the nomination for election, by Melville Corporation's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

     (3) the shareholders of Melville Corporation shall have voted to approve an agreement to merge or consolidate Melville Corporation with or into another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of Melville Corporation (excluding from former shareholders, a shareholder who is an "affiliate," as defined in Rule 12b-2 under the Exchange Act of any party to such consolidation or merger); or

     (4) the shareholders of Melville Corporation approve the sale of all or substantially all of Melville Corporation's business and/or assets to a person or entity which is not a wholly-owned subsidiary of the Corporation.

     (b) Notwithstanding the foregoing provisions of Section 4.02(a), none

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of the events listed therein shall be deemed to constitute a Benefit Event if in connection therewith it shall be necessary to file a Schedule 13E-3 pursuant to Rule 13e-3 under the Securities Exchange act of 1934, unless immediately prior to such event the Board of Directors shall determine such event to constitute a Benefit Event.

     (c) "Good Reason" means any of the following which occur after the occurrence of a Benefit Event without the express written consent of the affected Member:

     (1) the assignment to the Member of any duties inconsistent with his position, responsibilities, reporting relationships, authority or status with the Corporation as in effect immediately prior to a Benefit Event, or a material alteration or diminution of his position, duties, responsibilities, reporting relationships, authority or status (including corresponding perquisites) from those in effect, or otherwise accorded to him, immediately prior to such Benefit Event;

     (2) the relocation of the Member's principal place of employment to a location more than fifty miles from the location of such place of employment at the time of a Benefit Event or the Corporation's requiring the Member to be based anywhere other than such principal place of employment except for required travel on the Corporation's business to an extent substantially consistent with his business travel obligations as in

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     effect immediately prior to such Benefit Event;

     (3) a reduction in the Member's base salary as in effect immediately prior to a Benefit Event or as the same may be increased from time to time;

     (4) a reduction in the annual incentive compensation paid or payable to the Member, including a reduction in the rate at which such incentive compensation is computed or a reduction in the level of such Member's incentive compensation, or potential incentive compensation, relative to other recipients or potential recipients of incentive compensation from the Corporation;

     (5) the failure by the Corporation to continue to provide the member with benefits at least as favorable as those enjoyed by him under any employee benefit plan, as defined in Section 3(2) of ERISA, in which the member was participating at the time of a Benefit Event, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide the Member with the number of paid vacation day or other perquisites to which he was entitled prior to such Benefit Event;

     (d) "Cause" shall mean, in connection with an involuntary termination by the Corporation of a Member's employment, a substantial failure by the Member

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to perform the duties of his position, which failure involves dishonesty or conduct materially injurious to the financial condition or reputation of the Corporation, or the conviction of the Member of a crime which constitutes a felony under the laws of the State of New York.

     4.03. (a) In the event that the Committee determines at the time of a Benefit Event or thereafter, or in the event it is established pursuant to a final determination of a court or an Internal Revenue Proceeding, that any payment to a Member by the Corporation upon the occurrence of a Benefit Event or upon a Member's Termination of Employment after a Benefit Event whether such payment is made pursuant to the Policy or otherwise, is subject to any tax under
Section 4999 of the Internal Revenue Code of 1986, as amended, then the Corporation shall pay to such Member, within 15 days of such determination, an additional amount or amounts equal to that amount which, when reduced by Federal, state and local income taxes on such amount computed at the highest marginal applicable income tax rates for the year in which such additional payment is made to the Member, is equal to the amount of such tax under said
Section 4999, plus any interest and penalties imposed on such tax in the event that the payment of such tax and the payment under this section 4.03 (a) with respect thereto are made after the date such tax is ultimately determined to have been due.

     (b) The determination of whether any such additional payment

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is required to be made pursuant to Section 4.03 (a) above and the amount thereof shall be made by the Committee with sole discretion, provided, however, that final determination of a court or an Internal Revenue proceeding with respect to the amount of tax imposed on such a payment under said Section 4999 shall be binding upon the Committee.

ARTICLE 5.   Administration.

     (a) Prior to a Benefit Event, the administration of the Policy, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Committee. The Committee shall establish such rules, regulations and procedures as it shall deem necessary or advisable. The expenses of the committee shall be paid directly by Melville Corporation.

     (b) Upon and after the occurrence of a Benefit Event, the responsibilities, authorities, rights and liabilities of the Committee shall be vested exclusively in the Investment Committee under the Trust Agreement.

ARTICLE 6.   General Provisions.

     6.01. (a) The establishment of the Policy shall not be construed as conferring any legal rights upon any Executive Employee or other person for a continuation of employment, nor shall it interfere with the rights of the

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Corporation to discharge any Executive Employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Policy.

     (b) Any benefits due or provided hereunder to a Member shall be in addition to, and not in substitution of, any benefit to which the Member is otherwise entitled without regard to this Policy.

     6.02. In the event that the Committee shall find that a Member is unable to care for his affairs because of illness or accident, the Committee may direct that any payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities under the Policy therefor.

     6.03. The Corporation shall have the right to deduct from each payment to be made under the Policy any required withholding taxes.

     6.04. Subject to any applicable law, no benefit under the policy shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member.

     6.05.   The rights of any Member to benefits under the policy prior

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to the actual receipt of such benefits shall be limited to those of a general unsecured creditor of the Corporation. Notwithstanding the foregoing, prior to the occurrence of a Benefit Event of which the Corporation has notice, or immediately after the occurrence of a Benefit Event of which the Corporation does not have prior notice, the Corporation shall transfer to the trustee then acting under the Trust Agreement that amount of cash which, when added to the other assets then held in said trust, the Committee deems with sole discretion to be sufficient to provide for the payment of benefits, including any and all contingent benefits, under the Policy as well as (a) the payments required to be made upon the ^Termination of Employment or death within 2 years following such Benefit Event of a Member of ^ the Supplemental Retirement Plan for Select Senior Management of Melville Corporation (hereinafter the "SERP Payments")^and
(b) any and all expenses and contingent expenses under the Trust Agreement.

     6.06 The Corporation will pay or reimburse each Member for all costs and expenses (including court costs and attorneys' fees) incurred by the Member as a result of any claim, order or proceeding arising out of, or challenging the validity, advisability or enforceability of this Policy, any provision hereof, or the SERP Payment, if any, to which such Member is entitled.

     6.07 The Policy shall be construed, regulated and administered under the laws of the State of New York.


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     6.08.   The masculine pronoun shall mean the feminine wherever appropriate.


ARTICLE 7.   Amendment or Termination.

     The Board of Directors reserves the right to modify or to amend, in whole or in part, or to terminate, this Policy at any time provided, however, no such modification or amendment or termination (except to improve benefits or increase eligibility) shall be effective until twenty-four (24) months after its adoption by the Board of Directors.















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